EX-FILING FEES

Calculation of Filing Fee Tables

424(b)(5)1
(Form Type)

International Business Machines Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fees Previously Paid (1)
	Debt	3.375% Notes due 2027	457(r)	$1,088,900,000 (1)	99.772%	$1,086,417,308	.00011020	$119,723.19
	Debt	3.625% Notes due 2031	457(r)	$1,361,125,000 (1)	99.434%	$1,353,421,032.50	.00011020	$149,147.00
	Debt	3.750% Notes due 2035	457(r)	$1,088,900,000 (1)	98.940%	$1,077,357,660	.00011020	$118,724.81
	Debt	4.000% Notes due 2043	457(r)	$1,088,900,000 (1)	99.837%	$1,087,125,093	.00011020	$119,801.19
	Debt	4.875% Notes due 2038	457(r)	$928,312,500 (2)	99.594%	$924,543,551.25	.00011020	$101,884.70
	Total Offering Amounts					$5,528,864,644.75		$609,280.89
	Total Fees Previously Paid							$1,710,091.24 (3)
	Total Fee Offsets							$0
	Net Fee Due							$0 (3)

1 Final Prospectus Supplement

(1)	The amount to be registered has been calculated in U.S. Dollars based upon the Euro to U.S. Dollar exchange rate on January 30, 2023 of €1 = $1.0889.
(2)	The amount to be registered has been calculated in U.S. Dollars based upon the GBP to U.S. Dollar exchange rate on January 30, 2023 of £1 = $1.23775.
(3)	A registration fee in the amount of $1,710,091.24 was previously paid (the IBM Shelf Registration Statement Previously Paid Fees) by International Business Machines Corporation (the Company) in connection with its filing of an automatic shelf Registration Statement on Form S-3ASR (Registration No. 333-262911) on February 22, 2022 (the IBM Shelf Registration Statement). As detailed in Exhibit 107 to the IBM Shelf Registration Statement, the IBM Shelf Registration Statement Previously Paid Fees were the result of the Company’s application to the IBM Shelf Registration Statement of $1,710,091.24 of unused registration fees previously paid in connection with the Registration Statement on Form S-3 (Registration No. 333-219724) of IBM Credit LLC. The IBM Shelf Registration Statement became effective on February 22, 2022. The registrant applied $299,716.95 of the IBM Shelf Registration Statement Previously Paid Fees to pay the registration fee owed in connection with its final prospectus supplement dated July 20, 2022 as detailed in the filing fees exhibit thereto. As such, $1,410,374.29 of the IBM Shelf Registration Statement Previously Paid Fees remain unused, of which $609,280.89 is being applied to pay the registration fee for the securities offered herein. Accordingly, no additional registration fee is owed in connection with this prospectus supplement.